                                                                     Exhibit 4.6

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                          SERIES 2003-VFN-B SUPPLEMENT

                          Dated as of January 15, 2003

                                       to

                         AMENDED AND RESTATED INDENTURE

                            Dated as of April 6, 2000


                          WORLD OMNI MASTER OWNER TRUST

                                    as Issuer

                                       and

                           BNY MIDWEST TRUST COMPANY,

                              as Indenture Trustee

                          ------------------------------

                          WORLD OMNI MASTER OWNER TRUST

                             SERIES 2003-VFN-B NOTES

                          ------------------------------


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                                TABLE OF CONTENTS

Section                                                                                                           Page
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ARTICLE I. CREATION OF THE SERIES 2003-VFN-B NOTES; VARIABLE FUNDING MECHANICS...................................    1
       SECTION 1.1.        Designation...........................................................................    1
       ------------
       SECTION 1.2.        Incremental Fundings..................................................................    1
       ------------
       SECTION 1.3.        Optional Early Pay Out................................................................    1
       ------------

ARTICLE II. DEFINITIONS..........................................................................................    2

       SECTION 2.1.        Definitions...........................................................................    2
       ------------

ARTICLE III. SERVICING FEE.......................................................................................   12
       SECTION 3.1.        Servicing Compensation................................................................   12
       ------------

ARTICLE IV. RIGHTS OF SERIES 2003-VFN-B HOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS....................   12
       SECTION 4.1.        Daily Allocations; Payments to Certificateholders.....................................   12
       ------------
       SECTION 4.2.        Monthly Interest and Variable Funding Increased Cost Amounts..........................   14
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       SECTION 4.3.        Establishment of Series 2003-VFN-B  Accounts..........................................   14
       ------------
       SECTION 4.4.        Deficiency Amount.....................................................................   15
       ------------
       SECTION 4.5.        Applications of Investor Non-Principal Collections, Investment Proceeds and
       ------------        Available Investor Principal Collections..............................................   16
       SECTION 4.6.        Distributions to Series 2003-VFN-B Holders............................................   17
       ------------
       SECTION 4.7.        Application of Reserve Fund and Available Subordinated Amount.........................   18
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       SECTION 4.8.        Investor Charge-Offs..................................................................   19
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       SECTION 4.9.        Excess Funding Account................................................................   19
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       SECTION 4.10.       Excess Principal Collections..........................................................   19
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ARTICLE V. DISTRIBUTIONS AND REPORTS TO SERIES 2003-VFN-B HOLDERS................................................   19
       SECTION 5.1.        Distributions.........................................................................   19
       ------------
       SECTION 5.2.        Reports to Series 2003-VFN-B Holders..................................................   20
       ------------

ARTICLE VI. EARLY AMORTIZATION EVENTS............................................................................   20
       SECTION 6.1.        Additional Early Amortization Events..................................................   20
       ------------

ARTICLE VII. OPTIONAL REDEMPTION.................................................................................   22
       SECTION 7.1.        Optional Redemption...................................................................   22
       ------------

ARTICLE VIII. FINAL DISTRIBUTIONS................................................................................   22
       SECTION 8.1.        Acquisition of Notes pursuant to Section 10.1 of the Indenture; Distributions
       ------------        Pursuant to Section 7.1 of this Series Supplement or Section 8.4 of the Indenture.....   22
       SECTION 8.2.        Disposition of Principal Receivables Pursuant to Section 5.4 of the Indenture;
       ------------        Payment Allocations for Event of Default Collections..................................   23

ARTICLE IX. MISCELLANEOUS PROVISIONS.............................................................................   24
       SECTION 9.1.        No Registration of the Notes under the Securities Act of 1933.........................   24
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       SECTION 9.2.        Ratification of Agreement.............................................................   24
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       SECTION 9.3.        Counterparts..........................................................................   24
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       SECTION 9.4.        GOVERNING LAW.........................................................................   24
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       SECTION 9.5.        Change in Indenture Trustee...........................................................   24
       ------------
       SECTION 9.6.        Addition of Participations............................................................   24
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       SECTION 9.7.        Rights of the Indenture Trustee.......................................................   24
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                                    EXHIBITS

Exhibit A      Form of Series 2003-VFN-B Note
Exhibit B      Form of Monthly Payment Date Statement
Exhibit C      Series 2003-VFN-B Accounts
Exhibit D      Form of Reset Date Statement

     THIS SERIES 2003-VFN-B SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Series Supplement"), is made between World Omni Master Owner Trust (the "Issuer") and BNY Midwest Trust Company, an Illinois corporation, as indenture trustee (the "Indenture Trustee").

     Pursuant to Section 2.1 of the Amended and Restated Indenture, dated as of April 6, 2000 (as amended and supplemented or otherwise modified and in effect from time to time, the "Indenture"), between the Issuer and the Indenture Trustee, the Issuer may from time to time issue one or more new Series of Notes. The Principal Terms of any new Series of Notes are to be set forth in a Series Supplement.

     Pursuant to this Series Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes and specify the Principal Terms thereof. Each of the Servicer and the Administrator is acknowledging this Series Supplement to agree to the terms hereof applicable to the Servicer and the Administrator.

                                   ARTICLE I.
            CREATION OF THE SERIES 2003-VFN-B NOTES; VARIABLE FUNDING
                                    MECHANICS

     SECTION 1.1. Designation. (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Series Supplement to be known as the "Series 2003-VFN-B Asset Backed Notes." The Series 2003-VFN-B Asset Backed Notes are a Series of variable funding notes, meaning that their Funded Amount may be increased from time to time during the Revolving Period as Incremental Fundings are made under the Note Purchase Agreement and may be decreased from time to time, as Available Investor Principal Collections or certain other funds are distributed to the Series 2003-VFN-B Holders for that purpose. The Funded Amount of the Series 2003-VFN-B Notes may not at any time exceed the Maximum Funded Amount.

     (b) If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

     SECTION 1.2. Incremental Fundings. Incremental Fundings may occur on any Funding Change Date in accordance with the Note Purchase Agreement. Upon any Incremental Funding, the Funded Amount, the Series Allocation Percentage and the Floating Allocation Percentage shall be reset to the extent provided herein or in the Indenture.

     SECTION 1.3. Optional Early Pay Out. (a) On any Funding Change Date falling in the Revolving Period, Issuer may cause the Notes to be prepaid in full or in part, on not less than three Business Days prior written notice by the Servicer to the Indenture Trustee and the Agent, with funds on deposit in the Excess Funding Account in accordance with Section 4.6(b)(ii).

     (b) In addition, on any Business Day, Issuer may cause the Notes to be prepaid in full or in part, on not less than three Business Days prior written notice by the Servicer to the Indenture Trustee and the Series 2003-VFN-B Note Holders, with the proceeds from issuance of a new Series issued substantially contemporaneously with such prepayment or from Collections on the Receivables.

     (c) The Servicer shall not (i) give notice of any prepayment pursuant to
Section 1.3(a) unless the Issuer has funds sufficient to make such prepayment on the day notice is given, (ii) give notice of any prepayment pursuant to Section 1.3(b) unless the Issuer has funds sufficient to make such prepayment on the day notice is given and has obtained binding commitments which may be subject to customary conditions from one or more persons to purchase the new series in such amounts as will yield the net proceeds necessary to make the prepayment, and
(iii) give notice of or make any prepayment if after giving effect to such prepayment the Pool Balance would be less than the Required Pool Balance.

                            ARTICLE II. DEFINITIONS

     SECTION 2.1. Definitions. (a) Whenever used in this Series Supplement the following words and phrases have the following meanings.

     "Additional Early Amortization Event" is defined in Section 6.1.

     "Additional Subordinated Amount" means, as to any Incremental Funding, an amount equal to the increase in the Required Subordinated Amount resulting from such Incremental Funding.

     "Advance Date" means the Initial Funding Date and any Funding Change Date on which an Incremental Funding occurs.

     "Agent" is defined in the Note Purchase Agreement.

     "Alternate Investor" is defined in the Note Purchase Agreement.

     "Amortization Period" means, unless an Early Amortization Event shall have occurred prior thereto, the period commencing on the day immediately following the last day of the Revolving Period, and ending upon the first to occur of (a) the commencement of an Early Amortization Period, (b) the payment in full to Series 2003-VFN-B Note Holders of the outstanding Funded Amount and (c) the Final Maturity Date; provided that if the Commitment Expiry Date under the Note Purchase Agreement is extended by some, but not all, of the Alternate Investors (as defined therein), then an Amortization Period shall begin and continue until the aggregate Variable Funding Note Interests (as defined in the Note Purchase Agreement) of the non-renewing Alternate Investors and all accrued interest allocable thereto and all other amounts owing to such Alternate Investors under the Note Purchase Agreement shall have been set aside or paid to such Alternate Investors in full, after which time the Revolving Period shall resume unless it has otherwise terminated.

     "Available Certificateholder Collections" means, with respect to any date, the sum of (a) the Available Certificateholder Non-Principal Collections for such date and (b) the Available Certificateholder Principal Collections for such date.

     "Available Certificateholder Non-Principal Collections" means, with respect to any date, an amount equal to the product of (a) the excess of (i) the Certificateholder Percentage for such date over (ii) the Excess
Certificateholder Percentage for such date and (b) the Series Allocable Non-Principal Collections for such date; provided, however, that the Available Certificateholder Non-Principal Collections will be zero for any date on which the Available Subordinated Amount is zero.

     "Available Certificateholder Principal Collections" means, with respect to any date, an amount equal to the product of (a) the excess of (i) the Certificateholder Percentage for such date over (ii) the Excess
Certificateholder Percentage for such date and (b) Series Allocable Principal Collections for such date; provided, however, that the Available
Certificateholder Principal Collections will be zero for any date on which the Available Subordinated Amount is zero.

     "Available Draw Funds" means, for any Payment Date, the net amount of funds retained in the Collection Account pursuant to Section 4.1(a)(iii) during the related Collection Period.

     "Available Investor Principal Collections" means, with respect to any Deposit Date falling in the Amortization Period or an Early Amortization Period, the sum of (a) Investor Principal Collections for such Deposit Date, (b) Series 2003-VFN-B Excess Principal Collections allocated to cover any Series 2003-VFN-B Principal Shortfall for such Deposit Date and (c) on the Final Maturity Date, any funds in the Reserve Fund after giving effect to Section 4.7.

     "Available Subordinated Amount" means (i) on the Series Issuance Date, the Required Subordinated Amount and (ii) on any day of determination after the Series Issuance Date, an amount equal to the lesser of:

          (x) the Required Subordinated Amount for that day; and

          (y) the Available Subordinated Amount for the most recent Reset Date (or, if there has been no Reset Date since the Series Issuance Date, the Series Issuance Date) minus (A) the Required Draw Amount with respect to any Payment Date occurring after that Reset Date to the extent provided in Section 4.7, plus (B) the amount of funds for any Payment Date occurring after the most recent Reset Date treated as Available Certificateholder Principal Collections pursuant to
      Section 4.5(a)(vii), minus (C) the Incremental Subordinated Amount for the most recent Reset Date, plus (D) the Incremental Subordinated Amount for such date of determination, plus (E) the Subordinated Percentage of the decrease in the Series 2003-VFN-B Excess Funding Amount since the most recent Reset Date, minus (F) the Subordinated Percentage of the increase in the Series 2003-VFN-B Excess Funding Amount since the most recent Reset Date, plus (G) the Additional Subordinated Amounts relating to any Incremental Fundings since the most recent Reset Date;

provided, that the Certificateholders may, in their sole discretion, from time to time increase the Available Subordinated Amount for so long as the cumulative amount of such increases does not exceed the lesser of (a) 1% of the Maximum Funded Amount and (b) 1.1% of the Invested Amount on the date of the increase.

     "Certificateholder Percentage" means 100% minus (a) the Floating Allocation Percentage, when used with respect to Non-Principal Collections and Defaulted Amount at all times and Principal Collections during the Revolving Period, and
(b) the Principal Allocation Percentage, when used with respect to Principal Collections during the Amortization Period or an Early Amortization Period.

     "Closing Date" means January 15, 2003.

     "Collections" means both Principal Collections and Non-Principal
Collections.

     "Commitment Expiry Date" is defined in the Note Purchase Agreement.

     "Controlled Amortization Amount" means (i) for any Payment Date related to a Collection Period in the Amortization Period, the quotient obtained by dividing (A) the result of the Funded Amount on the last day of the Revolving Period (after giving effect to any changes therein on such date) less the portion of the Series 2003-VFN-B Excess Funding Amount deposited into the Principal Funding Account by (B) two and (ii) for any other Payment Date, zero.

     "Controlled Deposit Amount" means (i) for any Deposit Date in the first Collection Period during the Amortization Period an amount equal to the excess, if any, of the Controlled Amortization Amount for the related Payment Date over the aggregate of the deposits made into the Principal Funding Account during the related Collection Period in respect of the Controlled Deposit Amount and (ii) for any Deposit Date in the second Collection Period during the Amortization Period, the excess, if any of (1) the sum of (a) the Controlled Amortization Amount for the related Payment Date and (b) the excess, if any, of (A) the Controlled Amortization Amount for the Payment Date related to the first Collection Period during the Amortization Period over (B) the aggregate of the deposits made into the Principal Funding Account during the first Collection Period of the Amortization Period in respect of the Controlled Deposit Amount over (2) the aggregate amount of the deposits into the Principal Funding Account during the second Collection Period during the Amortization Period in respect of the Controlled Deposit Amount; provided, however, in no event shall the amount deposited into the Principal Funding Account exceed the remaining Funded Amount; and provided further that if Available Investor Principal Collections for that Deposit Date would otherwise be deposited into the Excess Funding Account so that the Pool Balance would not be less than the Required Pool Balance, the Controlled Deposit Amount for that Deposit Date shall be increased by an amount equal to the Available Investor Principal Collections that would have been so deposited into the Excess Funding Account but not by more than the remaining Funded Amount.

     "Deficiency Amount" is defined in Section 4.4.

     "Early Amortization Event" means any Early Amortization Event specified in
Section 5.17 of the Indenture, together with any Additional Early Amortization Event specified in Section 6.1 of this Series Supplement.

     "Early Amortization Period" means an Early Amortization Period with respect to Series 2003-VFN-B.

     "Excess Certificateholder Percentage" means, with respect to any day, a percentage (which percentage shall never be less than 0% nor more than 100%) equal to (a) 100% minus, when used with respect to Non-Principal Collections and Defaulted Amount at all times and Principal Collections during the Revolving Period, the sum of (i) the Floating Allocation Percentage with respect to such day and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (x) the Pool Balance as of the most recent Reset Date and (y) the Series Allocation Percentage for the day in respect of which the Excess Certificateholder Percentage is being calculated or
(b) 100% minus, when used with respect to Principal Collections during the Amortization Period and any Early Amortization Period, the sum of (i) the Principal Allocation Percentage with respect to such day and (ii) the percentage equivalent of a fraction, the numerator of which is the Available Subordinated Amount as of the most recent Reset Date and the denominator of which is the product of (x) the Pool Balance as of the most recent Reset Date and (y) the Series Allocation Percentage for the day in respect of which the Excess Certificateholder Percentage is being calculated.

     "Excess Principal Collections" means, as the context may require, either:
(a) Principal Collections designated to be treated as "Excess Principal Collections" pursuant to Section 4.1(c), 4.1(d), 4.5(b) or 4.10, which shall be made available to other Series as provided in Section 4.4 of the Trust Sale and Servicing Agreement; or (b) Excess Principal Collections from other Series that are made available to the Series 2003-VFN-B as provided in Section 4.4 of the Trust Sale and Servicing Agreement.

     "Excess Reserve Fund Required Amount" means, for any Payment Date with respect to an Early Amortization Period, an amount equal to the greater of (a) 5% of the outstanding principal amount of the Notes at the close of business on the last day of the Revolving Period and (b) the excess of (i) the Available Subordinated Amount on the most recent Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment
Date) over (ii) the excess of (x) the Series Allocation Percentage of the Pool Balance on the most recent Reset Date over (y) the Invested Amount on such Payment Date (after giving effect to changes therein on such Payment Date); provided that the Excess Reserve Fund Required Amount shall not exceed the Available Subordinated Amount.

     "Expected Final Payment Date" means the 3rd Payment Date falling after the end of the Revolving Period.

     "Final Maturity Date" means the 27/th/ Payment Date falling after the end of the Revolving Period.

     "Floating Allocation Percentage" means, with respect to any day, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the most recent Reset Date and the denominator of which is the product of (a) the Pool Balance as of such Reset Date and (b) the Series Allocation Percentage for the day in respect of which the Floating Allocation Percentage is being calculated; provided, however, that, prior to the first Reset Date, the Floating Allocation Percentage means the percentage equivalent of a fraction, the numerator of which is the Initial Invested Amount on the Closing Date and the denominator of which is the product of (x) the Pool Balance on the Series Cut-Off Date and (y) the Series Allocation Percentage with respect to the Series Cut-Off Date.

     "Fully Funded Date" means, with respect to the Series 2003-VFN-B Notes, the date on which the amount on deposit with the Indenture Trustee for the benefit of the Series 2003-VFN-B Notes equals the outstanding principal balance of and accrued interest on the Series 2003-VFN-B Notes and all other amounts due to the Series 2003-VFN-B Note Holders and the Series 2003-VFN-B Holders have no further obligations to make any additional Incremental Fundings.

     "Funded Amount" means, on any Business Day, an amount equal to (a) the Initial Funded Amount plus the aggregate amount of all Incremental Funded Amounts for all Incremental Fundings occurring on or prior to that Business Day, minus (b) the sum of (i) the aggregate amount of principal payments received by the Series 2003-VFN-B Holders prior to such date for principal reduction on such VFNs and (ii) the aggregate amount, if any, of unreversed Series 2003-VFN-B Investor Charge-Offs; provided that the Funded Amount will in no event be less than zero or greater than the excess of the Maximum Funded Amount over the aggregate amount, if any, of unreversed Investor Charge-Offs.

     "Funding Change Date" means any Payment Date and any Wednesday that is a Business Day (or, if a Wednesday is not a Business Day, then the following Business Day shall be a "Funding Change Date"); provided that during any calendar week in which a Payment Date falls there will be no other Funding Change Date.

     "Incremental Funded Amount" means the amount of the increase in the Funded Amount occurring as a result of any Incremental Funding, which amount shall equal the aggregate amount of the purchase prices paid with respect to such Incremental Funding pursuant to the Note Purchase Agreement.

     "Incremental Funding" means any increase in the Funded Amount made after the Initial Funding Date pursuant to the Note Purchase Agreement.

     "Incremental Subordinated Amount" means, for any day, the product of (i) a fraction, the numerator of which is the sum of the Target Invested Amount and the Target Available Subordinated Amount and the denominator of which is the greater of (a) the Pool Balance and (b) the sum of the amounts calculated as the numerator above for all outstanding series, in each case, on the most recent Reset Date and (ii) the Trust Incremental Subordinated Amount as of such day.

     "Initial Funded Amount" means $100,000,000.

     "Initial Funding Date" means January 15, 2003.

     "Initial Invested Amount" means, on any date of determination (for purposes of any reference in the Indenture to the "Initial Invested Amount" or the "initial invested amount" of a Series), (a) during the Revolving Period, the Funded Amount as of such date or (b) during an

Amortization Period or an Early Amortization Period, the Funded Amount as of the last day of the Revolving Period.

     "Interest Period" means, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Initial Funding Date) to but excluding such Payment Date.

     "Invested Amount" means, on any date of determination following the Closing Date, the Funded Amount reduced (but not below zero) by the sum of (i) any amounts on deposit in the Principal Funding Account and (ii) the Series 2003-VFN-B Excess Funding Amount.

     "Investment Proceeds" means, for any Payment Date, an amount equal to the amount of investment earnings credited to the Collection Account on the related Determination Date with respect to (a) funds held in the Reserve Fund, (b) funds held in the Principal Funding Account, (c) the Series Allocation Percentage of funds held in the Collection Account and (d) funds held in the Excess Funding Account with respect to the Series 2003-VFN-B Excess Funding Amount, if any, in each case net of losses and investment expenses.

     "Investor Charge-Off" is defined in Section 4.8.

     "Investor Charge-Off Reversal Amount" is defined in Section 4.5(a)(vi).

     "Investor Defaulted Amount" means, with respect to any Payment Date, an amount equal to the excess, if any of:

          (a) the product of (i) the Series Allocable Defaulted Amount for the related Collection Period and (ii) the Weighted Average Floating Allocation Percentage for the related Collection Period; over

          (b) the Incremental Subordinated Amount for that Payment Date.

     "Investor Non-Principal Collections" means, with respect to any Deposit Date, an amount equal to the Series Allocable Non-Principal Collections (including any Series Allocable Miscellaneous Payments that are treated as Investor Non-Principal Collections pursuant to Section 4.1(e)) retained in the Collection Account pursuant to Section 4.1(b) on such Deposit Date.

     "Investor Principal Collections" means, with respect to any Deposit Date falling (i) during the Revolving Period, the sum of (a) the Floating Allocation Percentage of Series Allocable Principal Collections plus any Series 2003-VFN-B Allocable Miscellaneous Payments that are treated as Investor Principal Collections pursuant to Section 4.1(e) and (b) for any Deposit Date that is also a Payment Date, the amount, if any, of Investor Non-Principal Collections, Investment Proceeds, funds in the Reserve Fund and Available Certificateholder Collections allocated to cover the Investor Default Amount or the Monthly Dilution Amount or reverse Investor Charge-Offs pursuant to Section 4.5(a)(v) and Section 4.5(a)(vi) and (ii) in the Amortization Period or the Early Amortization Period, the sum of (a) the Principal Allocation Percentage then in effect of Series Allocable Principal Collections plus any Series Allocable

Miscellaneous Payments that are treated as Investor Principal Collections pursuant to Section 4.1(e) and (b) for any Deposit Date that is also a Payment Date, the amount, if any, of Investor Non-Principal Collections, Investment Proceeds, funds in the Reserve Fund and Available Certificateholder Collections allocated to cover the Investor Defaulted Amount or the Monthly Dilution Amount or reverse Investor Charge-Offs pursuant to Section 4.5(a)(v) and Section 4.5(a)(vi).

     "Maximum Funded Amount" is defined in the Note Purchase Agreement.

     "Monthly Dilution Amount" means an amount equal to the Weighted Average Series Allocation Percentage of the amount of any Adjustment Payment required to be deposited in the Collection Account pursuant to Section 3.9 of the Trust Sale and Servicing Agreement with respect to the related Collection Period that has not been so deposited as of the related Determination Date.

     "Monthly Interest" is defined in the Note Purchase Agreement.

     "Monthly Servicing Fee" is defined in Section 3.1.

     "Note Purchase Agreement" means the Series 2003-VFN-B Variable Funding Note Purchase Agreement, dated as of the Closing Date, among the Issuer, the Servicer and the Investors named therein, as amended, supplemented or otherwise modified from time to time.

     "Note Rate" means, for any Interest Period, the weighted average of the Funding Rates (as defined in the Note Purchase Agreement) in effect during that Interest Period, weighted on the basis of the principal amount of the related Funding Tranche (as defined in the Note Purchase Agreement) and the number of days in such Interest Period that such Funding Tranche was outstanding.

     "Noteholders Monthly Servicing Fee" is defined in Section 3.1(a).

     "Notes" means the Series 2003-VFN-B Asset Backed Notes issued pursuant to this Series Supplement.

     "Pay Down Date" means any Funding Change Date on which a principal payment is made on the Notes.

     "Principal Allocation Percentage" means with respect to any day, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is the product of (x) the Pool Balance as of the last Reset Date and (y) the Series Allocation Percentage for the day in respect of which the Principal Allocation Percentage is being calculated.

     "Principal Funding Account" is defined in Section 4.3(a).

     "Principal Target" means, for a Deposit Date (a) relating to the Revolving Period, zero; (b) relating to the Amortization Period, the Controlled Deposit Amount for that Deposit Date; and (c) relating to the Early Amortization Period, the Funded Amount (after giving effect to any reduction therein on that Deposit Date less any amounts on deposit in the Principal Funding Account).

     "Projected Required Amount" means: (a) for the first Payment Date after the date hereof, $208,333; (b) for the second Payment Date after the date hereof, $208,333; (c) for the third Payment Date after the date hereof, the sum of the amount specified in clause (b) and the actual Required Amount for the second Payment Date after the date hereof, divided by two; (d) for the fourth Payment Date after the date hereof, the sum of the amount specified in clause (b) and the actual Required Amounts for the second and third Payment Dates after the date hereof, divided by three; and (e) for each following Payment Date, the sum of the actual Required Amounts for the three most recent Payment Dates, divided by three; provided that, in each case, the Servicer shall, at the reasonable request of the Agent, and may, at the Servicer's election, increase the Projected Required Amount for any Payment Date to reflect any expected increase in the actual Required Amount for such Payment Date.

     "Rated Variable Funding Increased Cost Amounts" is defined in Section
4.2(b).

     "Redemption Price" means, with respect to any Payment Date, after giving effect to any deposits and distributions otherwise to be made on such Payment Date, the sum of (i) the Funded Amount on such Payment Date, (ii) accrued and unpaid Monthly Interest and (iii) any accrued and unpaid Variable Funding Increased Cost Amounts through such Payment Date.

     "Required Amount" is defined in Section 4.4(a).

     "Required Draw Amount" is defined in Section 4.4.

     "Required Participation Percentage" means, for Series 2003-VFN-B, 100%.

     "Required Subordinated Amount" means, as of any date of determination, the sum of (i) the product of (A) the Subordinated Percentage and (B) the Invested Amount as of the opening of business on such date and (ii) the Incremental Subordinated Amount.

     "Reserve Fund" is defined in Section 4.3(a).

     "Reserve Fund Deposit Amount" means, with respect to any Payment Date, the amount, if any, by which (i) the Reserve Fund Required Amount (or, during the Early Amortization Period, the Excess Reserve Fund Required Amount) for such Payment Date exceeds (ii) the amount of funds in the Reserve Fund after giving effect to any withdrawals therefrom on such Payment Date.

     "Reserve Fund Initial Deposit" means $500,000.

     "Reserve Fund Required Amount" means, for any Reset Date or Payment Date, 0.50% of the Funded Amount (after giving effect to any change therein on such Reset Date or Payment Date).

     "Revolving Period" means the period beginning on the Closing Date and ending on the earlier of (a) with respect to the Amortization Period, the close of business on the last day of the month in which the Commitment Expiry Date occurs, and (b) the close of business on the day an Early Amortization Period commences.

     "Series Cut-Off Date" means January 1, 2003.

     "Series Issuance Dates" means January 15, 2003.

     "Series 2003-VFN-B Excess Funding Amount" means, for any day, the product of (a) the amount on deposit in the Excess Funding Account on such day and (b) a fraction, the numerator of which is the sum of the Target Invested Amount and the Target Available Subordinated Amount and the denominator of which is the sum of the numerators for each Series then being allocated a portion of the funds on deposit in the Excess Funding Account; provided, however, that the Series 2003-VFN-B Excess Funding Amount shall be zero and the Series 2003-VFN-B Notes shall not be allocated a portion of the funds on deposit in the Excess Funding Account, on any date after the Business Day immediately following the last day of the Revolving Period.

     "Series 2003-VFN-B Excess Principal Collections" means, with respect to any Deposit Date, an amount equal to the Series 2003-VFN-B Principal Shortfall for such Deposit Date; provided, however, that, if the aggregate amount of Excess Principal Collections for such Deposit Date is less than the aggregate amount of Principal Shortfalls for such Deposit Date, then Series 2003-VFN-B Excess Principal Collections for such Deposit Date shall equal the product of (x) Excess Principal Collections for all Series for such Deposit Date and (y) a fraction, the numerator of which is the Series 2003-VFN-B Principal Shortfall for such Deposit Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Deposit Date.

     "Series 2003-VFN-B Principal Shortfall" means, with respect to each Deposit Date, an amount equal to the excess of (a) the Principal Target for such Deposit Date over (b) the amount deposited into the Principal Funding Account on such Deposit Date.

     "Series 2003-VFN-B Accounts" is defined in Section 4.3(b).

     "Series 2003-VFN-B Holders" means the Holders of the Notes.

     "Servicing Fee Rate" means, unless otherwise waived, with respect to Series 2003-VFN-B, 1% per annum.

     "Special Payment Date" means each Payment Date with respect to the Amortization Period or an Early Amortization Period.

     "Subordination Factor" means 8.0%.

     "Subordinated Percentage" means the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which is the excess of 100% over the Subordination Factor.

     "Target Draw Retention Amount" is defined in Section 4.1(a)(iii).

     "Total Target Retention Amount" means, for any Payment Date, an amount equal to 150% of the Projected Required Amount for that Payment Date.

     "Trust Sale and Servicing Agreement" means the Amended and Restated Trust Sale and Servicing Agreement dated as of April 6, 2000 as amended and supplemented or otherwise modified and in effect from time to time among the Servicer, the Transferor and the Trust.

     "Unrated Variable Funding Increased Cost Amounts" is defined in Section
4.2.

     "Variable Funding Increased Cost Amount" is defined in the Note Purchase Agreement.

     "Weighted Average Floating Allocation Percentage" means, for any Collection Period, a percentage equal to the result of (a) the sum of the Floating Allocation Percentages for each day during that Collection Period, divided by
(b) the number of days in that Collection Period.

     "Weighted Average Invested Amount" means, for any Collection Period, an amount equal to the result of the (a) the sum of the Invested Amounts for each day during that Collection Period divided by (b) the number of days in that Collection Period.

     (b) Notwithstanding anything to the contrary in this Series Supplement or the Indenture, the term "Rating Agency" means, whenever used in this Series Supplement or the Indenture with respect to Series 2003-VFN-B, Standard & Poor's and Moody's. As used in this Series Supplement and in the Indenture with respect to Series 2003-VFN-B, "highest investment category" means (i) in the case of Standard & Poor's, AAA and A-1+, as applicable, and (ii) in the case of Moody's, Aaa and P-1, as applicable. Any reference in the Basic Documents to a "Rating Agency Condition," or to any requirement that any Rating Agency confirm that a given action will not result in a downgrade or withdrawal of the rating of the Notes or any other similar term shall, as applied to the Notes, refer to confirmations from the Rating Agencies that such action will not cause a downgrade or withdrawal of their respective ratings of the Commercial Paper (as defined in the Note Purchase Agreement).

     (c) Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Appendix A to the Trust Sale and Servicing Agreement or the Note Purchase Agreement, as applicable. In addition, references to the "Series Allocable Defaulted Amount," "Series Allocable Excess Funding Amount," "Series Allocable Miscellaneous Payments," "Series Allocable Non-Principal Collections," "Series Allocable Principal Collections" and "Series Allocation Percentage" refer to the "Series Allocable Defaulted Amount," "Series Allocable Excess Funding Amount," "Series Allocable Miscellaneous Payments," "Series Allocable Non-Principal Collections," "Series Allocable Principal Collections" and "Series Allocation Percentage" as defined in such Appendix A and as applied to Series 2003-VFN-B.

     (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation". The definitions in this Section 2.1 are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                           ARTICLE III. SERVICING FEE

     SECTION 3.1. Servicing Compensation. The monthly servicing fee (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Payment Date following the Final Maturity Date and the first Payment Date on which the Invested Amount is zero, in an amount equal to one-twelfth (1/12) of the product of (a) the Servicing Fee Rate and (b) the Series Allocation Percentage of the Pool Balance as of the last day of the second Collection Period preceding such Payment Date (or with respect to the first Payment Date, as of the Closing Date). The share of the Monthly Servicing Fee allocable to the Series 2003-VFN-B Holders with respect to any Payment Date (the "Noteholders' Monthly Servicing Fee") shall be equal to one-twelfth (1/12) of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the last day of the Collection Period second preceding such Payment Date; provided, however, that with respect to the first Payment Date, the Noteholders' Monthly Servicing Fee shall be equal to $83,333. The remainder of the Monthly Servicing Fee shall be paid by the Certificateholder and in no event shall the Trust, the Owner Trustee, the Indenture Trustee or the Series 2003-VFN-B Holders be liable for the share of the Monthly Servicing Fee to be paid by the Certificateholders; and the remainder of the Servicing Fee shall be paid by the Certificateholders and the Noteholders of other Series and the Series 2003-VFN-B Holders shall in no event be liable for the share of the Servicing Fee to be paid by the Certificateholders or the Noteholders of other Series. The Noteholders' Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in accordance with the terms of this Series Supplement.

                                  ARTICLE IV.
             RIGHTS OF SERIES 2003-VFN-B HOLDERS AND ALLOCATION AND
                           APPLICATION OF COLLECTIONS

     SECTION 4.1. Daily Allocations; Payments to Certificateholders. On each Deposit Date, Non-Principal Collections, Principal Collections and Miscellaneous Payments will be allocated to Series 2003-VFN-B based on the Series Allocation Percentage and shall be further allocated and distributed as set forth in this
Section 4.1.

     (a) Certificateholder Collections. The Servicer shall instruct the Indenture Trustee in writing to withdraw the following amounts from the Collection Account and apply such amounts as follows on such Deposit Date:

          (i) an amount equal to the Excess Certificateholder Percentage then in effect of Series Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date shall be paid to the Certificateholders;

          (ii) an amount equal to the Excess Certificateholder Percentage then in effect of Series Allocable Principal Collections deposited in the Collection Account for such Deposit Date shall be paid to the Certificateholders; provided that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Deposit Date), such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance;

          (iii) an amount equal to the Available Certificateholder Collections for such Deposit Date shall be retained in the Collection Account, provided that during the Revolving Period and the Amortization Period, the amount so retained shall not exceed the excess, if any, of the Total Target Retention Amount for the Payment Date related to that Collection Period over the aggregate amount of Non-Principal Collections retained in the Collection Account pursuant to Section 4.1(b) during that Collection Period (such excess, at any time, being the "Target Draw Retention Amount"); if on any day during any Collection Period the aggregate amount retained in the Collection Account pursuant to this Section 4.1(a)(iii) during that Collection Period is greater than the Target Draw Retention Amount, then the excess may be withdrawn from the Collection Account and applied in accordance with Section 4.1(a)(iv); and

          (iv) any remaining Available Certificateholder Collections for such Deposit Date not required to be retained in the Collection Account pursuant to Section 4.1(a)(iii) shall be paid to the Certificateholders; provided that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Deposit Date), such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance.

     (b) Investor Non-Principal Collections. On each Deposit Date, the Servicer shall allocate to Series 2003-VFN-B and retain in the Collection Account an amount equal to the Floating Allocation Percentage then in effect of Series Allocable Non-Principal Collections deposited in the Collection Account for such Deposit Date plus any Series Allocable Miscellaneous Payments that are treated as Investor Non-Principal Collections pursuant to Section 4.1(e).

     (c) Investor Principal Collections--Revolving Period. On each Deposit Date falling in the Revolving Period, the Servicer shall allocate to Series 2003-VFN-B and treat as Excess Principal Collections an amount equal to Investor Principal Collections on such Deposit Date.

     (d) Investor Principal Collections--Other Periods. On each Deposit Date falling in the Amortization Period or the Early Amortization Period, the Servicer shall allocate and deposit an amount equal to Available Investor Principal Collections as follows:

          (i) first, an amount up to the Principal Target for such Deposit Date shall be deposited by the Servicer or the Indenture Trustee into the Principal Funding Account; and

          (ii) second, after giving effect to the transaction referred to in clause (i) above, an amount equal to the balance, if any, of such Available Investor Principal Collections shall be treated as Excess Principal Collections and applied in accordance with Section 4.4 of the Trust Sale and Servicing Agreement and Section 4.10 hereof.

     (e) Miscellaneous Payments. On each Deposit Date, the Servicer shall treat any Series Allocable Miscellaneous Payments as Investor Principal Collections and apply them as provided in Section 4.1(c) or 4.1(d), as appropriate; provided, however, that any Series Allocable Miscellaneous Payments consisting of Adjustment Payments that were paid after their due date as per Section 3.9(a) of the Trust Sale and Servicing Agreement, if the amount of such overdue Adjustment Payments has been included in the Monthly Dilution Amount for any prior Monthly Period, shall be treated as Investor Non-Principal Collections and applied as provided in Section 4.1(b).

     SECTION 4.2. Monthly Interest and Variable Funding Increased Cost Amounts.
(a) Pursuant to the Note Purchase Agreement, the Funded Amount may from time to time be divided into one or more Funding Tranches (as defined therein) which will accrue interest on different bases. For Funding Tranches that accrue interest by reference to a commercial paper rate or the London interbank offered rate, a specified Fixed Period will be designated in the Note Purchase Agreement during which that Funding Tranche may accrue interest at a fixed rate.

     (b) In addition to Monthly Interest, the Agent, for the account of the Conduit Investor (as defined in the Note Purchase Agreement) shall be entitled to receive certain other amounts referred to in the Note Purchase Agreement as Variable Funding Increased Cost Amounts. Variable Funding Increased Cost Amounts payable on any Payment Date shall, so long as they equal less than 0.50% of the Weighted Average Invested Amount over the related Interest Period, constitute "Rated Variable Funding Increased Cost Amounts." Any Variable Funding Increased Cost Amounts payable on any Payment Date in excess of the foregoing limitation shall constitute "Unrated Variable Funding Increased Cost Amounts."

     SECTION 4.3. Establishment of Series 2003-VFN-B Accounts. (a) The Servicer, for the benefit of the Series 2003-VFN-B Holders, shall cause to be established and maintained in the name of the Indenture Trustee, on behalf of the Trust the following accounts, each of which shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2003-VFN-B Holders:

          (i) an Eligible Deposit Account (the "Reserve Fund") which shall be identified as the "Reserve Fund for the World Omni Master Owner Trust, Series 2003-VFN-B; and

          (ii) an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for World Omni Master Owner Trust, Series 2003-VFN-B."

     (b) At the written direction of the Servicer, funds on deposit in each of the Reserve Fund and the Principal Funding Account (collectively, the "Series 2003-VFN-B Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day next preceding the following Payment Date, (or on or before 10:00 a.m. on such following Payment Date in the case of Eligible Investments in respect of which the Indenture Trustee is the obligor or Eligible Investments specified in clauses
(g) and (i) of the definition thereof). All Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 2003-

VFN-B Holders. On each Payment Date, Investment Proceeds on amounts in Series 2003-VFN-B Accounts received prior to such Payment Date shall be credited to the Collection Account and applied as set forth in Section 4.5(a). Funds deposited in the Series 2003-VFN-B Accounts on a Business Day (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight. In no event shall the Indenture Trustee be liable for the selection of investments or for investment losses incurred thereon. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity of the failure of the Servicer to provide timely written investment direction.

     (c) (i) The Indenture Trustee shall possess all right, title and interest in, to and under all funds on deposit from time to time in, and all Eligible Investments credited to, the Series 2003-VFN-B Accounts and in all proceeds thereof. The Series 2003-VFN-B Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2003-VFN-B Holders. If, at any time, any of the Series 2003-VFN-B Accounts ceases to be an Eligible Deposit Account, the Servicer (or the Indenture Trustee on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty
(30) calendar days, as to which each Rating Agency may consent) establish a new Series 2003-VFN-B Account meeting the conditions specified in paragraph (a) above as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 2003-VFN-B Account. Neither the Issuer, the Servicer nor any person or entity claiming by, through or under the Issuer, the Servicer or any such person or entity shall have any right, title or interest in, or any right to withdraw any amount from, any Series 2003-VFN-B Account, except as expressly provided herein. Exhibit C hereto identifies each Series 2003-VFN-B Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 2003-VFN-B Account is established pursuant to this Section, the Servicer shall provide to the Indenture Trustee an amended Exhibit C, setting forth the relevant information for such substitute Series 2003-VFN-B Account. The Series 2003-VFN-B Accounts shall be the property of the Trust for federal income tax purposes and the Trust shall report the investment earnings on each such fund in its federal income tax return.

          (ii) Pursuant to the authority granted to the Servicer in Section 8.2 of the Indenture and Section 4.2 of the Trust Sale and Servicing Agreement, the Servicer shall have the power, revocable by the Indenture Trustee in writing, to make withdrawals and payments or to instruct the Indenture Trustee to make withdrawals and payments from the Series 2003-VFN-B Accounts for the purposes of carrying out the Servicer's or Indenture Trustee's duties hereunder.

     SECTION 4.4. Deficiency Amount. With respect to each Payment Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which

          (a) the sum of (i) Monthly Interest for such Payment Date; any Rated Variable Funding Increased Costs Amounts for such Payment Date; (iii) the Noteholders' Monthly Servicing Fee for such Payment Date, unless waived; and (iv) the sum of the Investor Defaulted Amount and the Monthly Dilution Amount for such Payment Date (such sum being the "Required Amount" for that Payment
     Date), exceeds

          (b) the sum of (i) the Investor Non-Principal Collections for such Payment Date plus any Investment Proceeds, if any, with respect to such Payment Date; and (ii) the amount of funds in the Reserve Fund which are available pursuant to Section 4.7(a) to cover any portion of the amount, if any, by which the amount of clause (a) exceeds the amount of clause (b)(i).

     The "Required Draw Amount" shall be the lesser of (x) the Deficiency Amount and (y) the Available Subordinated Amount on the related Determination Date.

     SECTION 4.5. Applications of Investor Non-Principal Collections, Investment Proceeds and Available Investor Principal Collections. The Servicer shall instruct the Indenture Trustee in writing to make the following distributions:

          (a) On each Payment Date, an amount equal to the sum of (1) the Investor Non-Principal Collections and (2) any Investment Proceeds with respect to such Payment Date will be distributed, to the extent funds are available therefor, from the Collection Account in the following priority:

               (i) first, an amount equal to Monthly Interest for such Payment Date shall be distributed to Series 2003-VFN-B Holders;

               (ii) second, an amount equal to any Rated Variable Funding Increased Cost Amounts for such Payment Date shall be distributed to the Series 2003-VFN-B Holders;

               (iii) third, an amount equal to the Noteholders' Monthly Servicing Fee for such Payment Date shall be distributed to the Servicer (unless World Omni is Servicer and such amount has been netted against deposits to the Collection Account or waived);

               (iv) fourth, an amount equal to the Reserve Fund Deposit Amount, if any, for such Payment Date shall be deposited in the Reserve Fund;

               (v) fifth, an amount equal to the sum of the Investor Defaulted Amount and the Monthly Dilution Amount for such Payment Date shall be treated as a portion of Investor Principal Collections for such Payment Date; and

               (vi) sixth, an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reversed as provided in this Section 4.5(a)(vi) shall be treated as a portion of Investor Principal Collections with respect to such Payment Date and shall increase the Invested Amount and the Funded Amount (the "Investor Charge-Off Reversal Amount");

               (vii) seventh, an amount equal to the amount of reductions of the Available Subordinated Amount on account of Investor Defaulted Amounts and

          Monthly Dilution Amounts that have not previously been reinstated shall be treated as a portion of Available Certificateholder Principal Collections for such day and shall increase the Available Subordinated Amount;

               (viii) eighth, an amount equal to any unpaid Unrated Variable Funding Increased Cost Amount shall be distributed to the Agent, for the account of the Investors to whom it is owed (pro rata in accordance with the amounts owed to each);

               (ix) ninth, an amount equal to the aggregate outstanding amounts of the Noteholders' Monthly Servicing Fee which have been previously waived pursuant to Section 3.1 shall be distributed to the Servicer; and

               (x) tenth, the balance, if any, shall be distributed to the Certificateholders.

          (b) On each Payment Date during the Revolving Period, any remaining Available Investor Principal Collections shall be treated as Excess Principal Collections and made available to other Series as provided in
     Section 4.4 of the Trust Sale and Servicing Agreement and Section 4.10 hereof.

     SECTION 4.6. Distributions to Series 2003-VFN-B Holders. Payments to the Series 2003-VFN-B Holders will be made from the Collection Account, the Reserve Fund or the Principal Funding Account, as applicable.

          (a) On each Payment Date, the Servicer shall cause the Indenture Trustee to distribute the amounts on deposit in the Collection Account and the Reserve Fund that are payable to the Series 2003-VFN-B Holders with respect to accrued interest and Variable Funding Increased Cost Amounts to the Series 2003-VFN-B Holders in accordance with Section 4.5(a).

          (b) The Servicer shall instruct the Indenture Trustee in writing to apply the funds on deposit in the Principal Funding Account and the Collection Account and shall instruct the Indenture Trustee in writing to make, without duplication, the following distributions at the following times:

               (i) (A) on the first Payment Date during the Amortization Period, the amount deposited into the Principal Funding Account from the Excess Funding Account, (B) on each Payment Date related to a Collection Period in the Amortization Period, all amounts deposited into the Principal Funding Account during such Collection Period in respect of the Controlled Deposit Amount, and (C) on each Special Payment Date, all amounts on deposit in the Principal Funding Account and amounts on deposit in the Collection Account as are payable to the Series 2003-VFN-B Holders with respect to principal pursuant to
          Section 4.5(a)(v) and (vi), in each case, (A), (B), and (C), shall be distributed to Series 2003-VFN-B Holders up to a maximum amount on any such day equal to the Funded Amount; and

               (ii) On each Funding Change Date, the Servicer shall instruct the Indenture Trustee in writing to apply available funds on deposit in the Excess Funding Account, to the extent that after such application the Pool Balance would not be less than the Required Pool Balance, to make any prepayment of principal as to which the Servicer has given notice pursuant to Section 1.3(a) or (b).

     SECTION 4.7. Application of Reserve Fund and Available Subordinated Amount. (a) On the Closing Date, there shall be deposited into the Reserve Fund an amount such that the amount then on deposit in the Reserve Fund will not be less than the Reserve Fund Required Amount for such date after giving effect to the Initial Funding Amount, if any. On the date of each Payment Date and on the date of each Incremental Funding, there shall be deposited into the Reserve Fund an amount such that the amount then on deposit in the Reserve Fund will not be less than the Reserve Fund Required Amount for such date after giving effect to the Incremental Funding Amount or any change in the Funded Amount. If the sum of Investor Non-Principal Collections and Investment Proceeds on any Payment Date pursuant to Section 4.5(a) is not sufficient to make all distributions required on such Payment Date by Sections 4.5(a)(i), (ii), (iii) and (v), the Servicer shall cause the Indenture Trustee to withdraw funds from the Reserve Fund to the extent available therein, and apply such funds to complete the distributions pursuant to Sections 4.5(a)(i),(ii), (iii) and (v) (and no such funds shall be applied pursuant to Section 4.5(a)(iv)).

     (b) If there is a Required Draw Amount for any Payment Date, the Servicer shall, subject to the following paragraph, apply or instruct the Indenture Trustee in writing to apply the Available Draw Funds for that Payment Date, but only up to the Available Subordinated Amount, to make up the shortfall in the distributions required by Sections 4.5(a)(i), (ii), (iii) and (v) that have not been made through the application of funds from the Reserve Fund in accordance with Section 4.7(a). The amount of the Available Draw Funds applied in accordance with the preceding sentence shall reduce the Available Subordinated Amount. If the Required Draw Amount exceeds Available Draw Funds for such Payment Date, the Available Subordinated Amount shall be further reduced (but not below zero) by the amount of such excess, but not by more than the sum of the Investor Defaulted Amount and the Monthly Dilution Amount.

     (c) If, on any Payment Date after giving effect to the allocations of, distributions from, and deposits in, the Reserve Fund made pursuant to Section 4.5(a) and Section 4.7, (i) or on any Reset Date, the amount in the Reserve Fund is greater than the Reserve Fund Required Amount for such Reset Date or Payment Date, then the Servicer shall (x) with respect to any Payment Date only, if any unpaid Variable Funding Increased Cost Amount exists on such Payment Date, apply the excess to pay such amount and (y) with respect to any Reset Date or Payment Date, pay such excess (after giving effect to any payment required to be made in clause (x) on a Payment Date), to the Certificateholders or (ii) if the amount in the Reserve Fund is less than such Reserve Fund Required Amount, then the Indenture Trustee shall deposit any remaining Available Draw Funds for such Payment Date (after giving effect to Section 4.7(b)) into the Reserve Fund until the amount in the Reserve Fund is equal to such Reserve Fund Required Amount. On the Final Maturity Date, any funds in the Reserve Fund will be treated as Available Investor Principal Collections. Upon payment in full of the outstanding principal balance of the Notes, any funds remaining on deposit in the Reserve Fund shall (x) if any unpaid

Variable Funding Increased Cost Amount exist on such date, pay such amount and
(y) thereafter, be paid to the Certificateholders.

     (d) Any Available Draw Funds remaining after the applications thereof pursuant to Sections 4.7(b) and (c) shall be paid to the Certificateholders; provided that if the Pool Balance (determined after giving effect to any Principal Receivables transferred to the Trust on such Payment Date) is less than the Required Pool Balance (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Payment Date),
Section 4.7(c) hereof shall not apply and such funds shall be deposited into the Excess Funding Account to the extent necessary so that the Pool Balance at least equals the Required Pool Balance.

     SECTION 4.8. Investor Charge-Offs. If, on any Payment Date on which the Available Subordinated Amount on the related Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date) is zero and the Deficiency Amount for such Payment Date is greater than zero, the Funded Amount (and consequently the Invested Amount) will be reduced (an "Investor Charge-Off") by the Deficiency Amount, but not by more than the sum of (x) the Investor Defaulted Amount plus (y) the Monthly Dilution Amount, to the extent not covered by applications made pursuant to Sections 4.5 and 4.7 for such Payment Date. Investor Charge-Offs shall thereafter be reversed and the Invested Amount and the Funded Amount increased (but not by an amount in excess of the aggregate unreversed Investor Charge-Offs) by the Investor Charge-Off Reversal Amount.

     SECTION 4.9. Excess Funding Account. On the Business Day immediately following the last day of the Revolving Period, an amount equal to the Series 2003-VFN-B Excess Funding Amount as of the last day of the Revolving Period will be withdrawn from the Excess Funding Account and deposited in the Principal Funding Account on such date and distributed in accordance with Section 4.6(b), and thereafter, the Series 2003-VFN-B Holders will not be entitled to any funds on deposit in the Excess Funding Account; provided, however, if the Revolving Period terminates as a result of the proviso to the definition of Amortization Period, the amount withdrawn from the Excess Funding Account and deposited into the Principal Funding Account shall not exceed the portion of the Funded Amount allocable to the non-renewing Alternate Investors and such deposit into the Principal Funding Account shall not prohibit the Series 2003-VFN-B from receiving future allocations from the Excess Funding Account.

     SECTION 4.10. Excess Principal Collections. The Servicer will allocate Series 2003-VFN-B Excess Principal Collections and treat as Available Investor Principal Collections an amount equal to the Series 2003-VFN-B Principal Shortfall, to the extent available. In the event there is no Series 2003-VFN-B Principal Shortfall, Series 2003-VFN-B Excess Principal Collections will be allocated and distributed in accordance with Section 4.4 of the Trust Sale and Servicing Agreement.

                                   ARTICLE V.
             DISTRIBUTIONS AND REPORTS TO SERIES 2003-VFN-B HOLDERS

     SECTION 5.1. Distributions. (a) Pursuant to the Monthly Payment Date Statement, on each Payment Date, the Indenture Trustee shall distribute to each Series 2003-VFN-B Holder of record on the preceding Record Date (other than as provided in Section 2.7(c) of the Indenture respecting a final distribution) such Noteholder's pro rata share (based on the aggregate fractional undivided interests represented by the Notes held by such Noteholder) of the amounts on deposit in the Series 2003-VFN-B Accounts as is payable to the Series 2003-VFN-B Holders on such Payment Date pursuant to Section 4.5 and 4.6.

     (b) Distributions to Series 2003-VFN-B Holders hereunder shall be made by wire transfer of immediately available funds to such account as each Series 2003-VFN-B Holder shall from time to time designate in a notice to the Servicer.

     SECTION 5.2. Reports to Series 2003-VFN-B Holders. (a) On or prior to each Payment Date (including each date that corresponds to the Expected Final Payment Date or Special Payment Date), the Servicer will provide to the Indenture Trustee statements substantially in the forms of Exhibit B (with a copy to each Rating Agency), and on each Payment Date (including each date that corresponds to the Expected Final Payment Date or Special Payment Date) the Indenture Trustee shall forward to each Series 2003-VFN-B Holder the report substantially in the form of Exhibit B prepared by the Servicer, setting forth certain information relating to the Trust and the Notes.

     (b) A copy of each report provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office of the Indenture Trustee.

     (c) On or before April 30 of each calendar year, beginning with calendar year 2003, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2003-VFN-B Holder, a report prepared by the Servicer containing the information which is required to be contained in the statement to Series 2003-VFN-B Holders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2003-VFN-B Holder. The Servicer shall prepare and the Indenture Trustee shall furnish to each person that was a Noteholder during the preceding calendar year in the time and manner required by the Internal Revenue Code, such information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code, including Forms 1099 and such other customary information as is necessary to enable the Series 2003-VFN-B Holders to prepare their tax returns. The obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                     ARTICLE VI. EARLY AMORTIZATION EVENTS

     SECTION 6.1. Additional Early Amortization Events. (a) Except as provided in Section 6.1(b), the occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Indenture Trustee or the Series 2003-VFN-B Holders, be deemed to be an Early Amortization Event solely with respect to Series 2003-VFN-B:

          (i) on any Determination Date, the average of the Monthly Payment Rates for the three (3) preceding Collection Periods is less than 30%;

          (ii) on any Determination Date, the Available Subordinated Amount for the next Payment Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on such Payment Date;

          (iii)  any Servicing Default with respect to Series 2003-VFN-B occurs;

          (iv)   the Funded Amount is not repaid by the Expected Final Payment
     Date;

          (v) not more than ninety (90) days before the Commitment Expiry Date, as it may be extended from time to time, Agent gives notice of the refusal of Alternate Investors, as such term is defined in the Note Purchase Agreement, to extend their commitments thereunder;

          (vi) failure on the part of the Transferor, the Servicer or World Omni, as applicable, (a) to make any payment or deposit required by the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring ten Business Days after the date such payment or deposit is required to be made therein; or (b) to deliver a Monthly Payment Date Statement on the date required under the Trust Sale and Servicing Agreement (or within the applicable grace period which will not exceed five Business Days); (c) to comply with its covenant not to create any lien on a Receivable; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of such failure;

          (vii) any representation or warranty made by World Omni in the Receivables Purchase Agreement or by the Transferor in the Trust Sale and Servicing Agreement or any information required to be given by the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Series 2003-VFN-B Holders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Trust Sale and Servicing Agreement;

          (viii) the occurrence of an Event of Default with respect to the Notes and the declaration that the Notes are due and payable pursuant to Section
     5.2 of the Indenture; or

          (ix) on the first day of the Amortization Period, the amount on deposit in the Reserve Fund does not equal the Reserve Fund Required Amount.

     (b)  In the case of any event described in Section 6.1(a)(vi), (vii) or
(viii) above, an Early Amortization Event with respect to Series 2003-VFN-B will be deemed to have occurred only if, after the applicable grace period described in such clauses, either (i) the Indenture Trustee or (ii) Series 2003-VFN-B Holders holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Notes, by written notice to the Certificateholders and the Servicer (and the Indenture Trustee, if such notice is given by Series 2003-VFN-B Holders) declare that an Early Amortization Event has occurred as of the date of such notice.

                        ARTICLE VII. OPTIONAL REDEMPTION

     SECTION 7.1. Optional Redemption. (a) On any Payment Date occurring after the date on which the Funded Amount is reduced to 10% of the highest Funded Amount at any time outstanding, or less, the Servicer shall have the option, subject to the condition set forth in paragraph (c), to redeem the Notes in whole but not in part at a purchase price equal to the Redemption Price for such Payment Date.

     (b) The Servicer shall give the Indenture Trustee at least ten (10) days' prior written notice of the Payment Date on which the Servicer intends to exercise such purchase option. Not later than 12:00 noon (New York City time), on such Payment Date, the Servicer shall deposit an amount equal to the sum of
(i) the Series 2003-VFN-B Excess Funding Amount (in a maximum amount not exceeding the Redemption Price) and (ii) the excess, if any, of the Redemption Price over the amount calculated in clause (i) into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Redemption Price. Such amount deposited in the Collection Account shall be distributed as set forth in Section 8.1.

     (c) If at the time the Servicer exercises its purchase option hereunder, the Servicer's long-term unsecured debt has a rating lower than the lowest investment grade rating of any Rating Agency, or the Servicer's long-term debt is not rated, the Servicer shall deliver to the Indenture Trustee on such Payment Date an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain Officer's Certificates of Authorized Officers of the Servicer to the effect that the Series 2003-VFN-B Holders' Interest purchased by the Servicer constitutes fair value for the consideration paid therefor and as to the solvency of the Servicer, the purchase of the Series 2003-VFN-B Holders' Interest should not be considered a fraudulent conveyance under applicable law.

                       ARTICLE VIII. FINAL DISTRIBUTIONS

     SECTION 8.1. Acquisition of Notes pursuant to Section 10.1 of the Indenture; Distributions Pursuant to Section 7.1 of this Series Supplement or
Section 8.4 of the Indenture. (a) The amount to be paid by the Issuer to the Principal Funding Account with respect to Series 2003-VFN-B in connection with a purchase of the Notes pursuant to Section 10.1 of the Indenture shall equal the Redemption Price for the Payment Date on which such repurchase occurs.

     (b) With respect to the amount deposited into the Collection Account pursuant to Section 7.1 of this Series Supplement, the Indenture Trustee shall, not later than 12:00 noon (New York City time), on the Payment Date on which such amounts are deposited (or, if such date is not a Payment Date, on the immediately following Payment Date) deposit such amount into the Principal Funding Account.

     (c) Notwithstanding anything to the contrary in this Series Supplement or the Indenture, the entire amount deposited in the Principal Funding Account pursuant to Section 7.1 or 8.1 and all other amounts on deposit therein shall be distributed in full to the Series 2003-VFN-B Holders on the date deposited (in a maximum amount not exceeding the Redemption Price) and any distribution made pursuant to paragraph
(b) above shall be deemed to be a final distribution pursuant to Section 8.4 of the Indenture with respect to Series 2003-VFN-B.

     SECTION 8.2. Disposition of Principal Receivables Pursuant to Section 5.4 of the Indenture; Payment Allocations for Event of Default Collections. (a) In accordance with Section 5.4 of the Indenture, in the event that the aggregate outstanding principal amount of the Notes is greater than zero on the Final Maturity Date (after giving effect to deposits and distributions otherwise to be made on such Final Maturity Date), upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold Principal Receivables (or interests therein) in an amount such that the proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Notes on such Final Maturity Date (after giving effect to such deposits and distributions); provided, however, in no event shall such amount of Receivables sold exceed the lesser of (a) the sum of the Funded Amount and the Available Subordinated Amount on the preceding Determination Date after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date and (b) the Series Allocation Percentage for Series 2003-VFN-B (for the Collection Period in which such Final Maturity Date occurs) of Principal Receivables on such Final Maturity Date. The amount of Principal Receivables sold shall first reduce the Funded Amount (but not to below zero) and then any remaining amounts shall reduce the Available Subordinated Amount (but not to below zero). The net proceeds of such sale and any Collections on the Principal Receivables will be paid pro rata to the Series 2003-VFN-B Holders on the Final Maturity Date as the final payment of the Notes, and the Series 2003-VFN-B Holders shall not receive any additional payments with respect to the Notes.

     (b) In accordance with Section 5.4 of the Indenture, in the event that an Event of Default relating to the failure to make any required payment of interest or principal on the Notes has occurred and the Notes have been declared due and payable, on the direction of the holders of a majority of the aggregate outstanding principal amount of the Notes, upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivables or certain Receivables in an amount such that the net proceeds of such sale equal the aggregate outstanding principal balance of, and accrued and unpaid interest on, the Notes then outstanding on such date; provided, however, in no event shall such amount of Receivables sold exceed the lesser of (a) the sum of the Funded Amount and the Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made prior to such date), and (b) the Series Allocation Percentage for Series 2003-VFN-B of Principal Receivables on such date. The net proceeds of such sale will be paid pro rata to the Series 2003-VFN-B Holders in an amount up to the aggregate outstanding principal balance of and accrued and unpaid interest on the Notes and the Series 2003-VFN-B Holders shall not receive any additional payments with respect to the Notes.

     (c) For purposes of Section 5.4(b) of the Indenture, funds payable under "SECOND" of such section will be allocated between Principal Collections and Non-Principal Collections in the same proportion as the outstanding principal balance has to the sum of accrued and unpaid interest, fees and Variable Funding Increased Cost Amounts, respectively

                      ARTICLE IX. MISCELLANEOUS PROVISIONS

     SECTION 9.1. No Registration of the Notes under the Securities Act of 1933. The Notes have not been registered and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (as such terms are defined under the Securities Act), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     SECTION 9.2. Ratification of Agreement. As supplemented by this Series Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

     SECTION 9.3. Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.4. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY JURISDICTION'S CONFLICT OF LAWS PROVISIONS) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.5. Change in Indenture Trustee. Neither the Servicer nor Certificateholder shall appoint a new Indenture Trustee located in any jurisdiction which does not have in effect the standard UCC provisions relating to perfection of interests in instruments without delivering an Opinion of Counsel to Moody's and S&P to the effect that such new Indenture Trustee will have a perfected and first priority interest in any instruments evidencing the Receivables.

     SECTION 9.6. Addition of ParticipationsPrior to transferring any Receivables resulting from a Participation Agreement to the Trust for which the related Participation Agreement differs materially from the form of any previous or existing Participation Agreement, the Agent shall have approved the form of Participation Agreement for such Receivable.

     SECTION 9.7. Rights of the Indenture Trustee. The Indenture Trustee shall be afforded the same rights, protections, immunities and indemnities set forth in the Indenture as if specifically set forth herein.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                    WORLD OMNI MASTER OWNER TRUST

                                    By: CHASE MANHATTAN BANK
                                        USA, NATIONAL ASSOCIATION
                                        not in its individual capacity, but
                                        solely as Owner Trustee for the World
                                        Omni Master Owner Trust

                                    By:    /s/ Michael B. McCarthy
                                       -----------------------------------------
                                    Title:  Vice President


                                    BNY MIDWEST TRUST COMPANY,
                                    not in its individual capacity but solely as Indenture Trustee


                                    By:    /s/ Robert Castle
                                       -----------------------------------------
                                    Title:  Assistant Vice President

Acknowledged and Agreed to by

WORLD OMNI FINANCIAL CORP.,
   as Servicer and Administrator


By:   /s/ Alan J. Browdy
   -------------------------------
Title:  Assistant Treasurer

                                                                       EXHIBIT A

                              FORM OF FACE OF NOTE

     THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED PURSUANT TO OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW. EACH HOLDER OF THIS NOTE AGREES THAT THIS NOTE WILL NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND (2) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000. AS SET FORTH IN (1) ABOVE, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES OR OTHER LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE OF THE TRANSFER RESTRICTIONS REFERRED TO ABOVE. THIS NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF A CERTIFICATE SATISFACTORY TO WODFI LLC, THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE THAT SUCH RESTRICTIONS HAVE BEEN COMPLIED WITH BY THE SELLER AND PURCHASER HEREOF AND WITH THE CONSENT OF WODFI LLC (WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD). IF SUCH INVESTOR IS ACQUIRING ANY OFFERED NOTES AS A FIDUCIARY OR AGENT FOR ONE OR MORE ACCOUNTS, SUCH INVESTOR REPRESENTS THAT IT HAS SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT HAS FULL POWER TO MAKE AND IS MAKING THE FOREGOING ACKNOWLEDGMENTS, REPRESENTATIONS AND AGREEMENTS WITH RESPECT TO EACH SUCH ACCOUNT AS SET FORTH HEREIN.

     EACH PURCHASER OF THIS NOTE REPRESENTS AND WARRANTS FOR THE BENEFIT OF WODFI LLC, THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE THAT, UNLESS SUCH PURCHASER, AT ITS EXPENSE, DELIVERS TO THE INDENTURE TRUSTEE, THE SERVICER AND WODFI LLC AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS NOTE BY SUCH PURCHASER WILL NOT SUBJECT THE INDENTURE TRUSTEE, WODFI LLC OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE, SUCH PURCHASER IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE CODE, OR
(III) AN ENTITY WHOSE

UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. INCOME FROM THIS NOTE MAY BE TREATED AS "UNRELATED BUSINESS TAXABLE INCOME" TO EMPLOYEE BENEFIT PLANS AND ANY OTHER HOLDER THAT IS GENERALLY EXEMPT FROM FEDERAL INCOME TAX.

     NEITHER THIS NOTE, NOR ANY INTEREST THEREIN, MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE CONVEYED TO ANY PERSON THAT IS NOT A "U.S. PERSON". THE TERM "U.S. PERSON" MEANS (I) A CITIZEN OR RESIDENT OF THE UNITED STATES,
(II) A DOMESTIC PARTNERSHIP, (III) A DOMESTIC CORPORATION, (IV) ANY ESTATE OR TRUST THE INCOME OF WHICH, FROM SOURCES OUTSIDE THE UNITED STATES, IS NOT EFFECTIVELY CONNECTED WITH THE CONDUCT OF A TRADE OR BUSINESS IN THE UNITED STATES AND IS NOT INCLUDIBLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, OR (V) ANY OTHER PERSON DESIGNATED AS SUCH PURSUANT TO THE CODE.

No. R-1 Registered

                                              Maximum Funded Amount $125,000,000
                                     or such other amount as is specified in the
                                       Series 2003-VFN-B Note Purchase Agreement

                          WORLD OMNI MASTER OWNER TRUST
                                SERIES 2003-VFN-B
                               ASSET BACKED NOTES

     Evidencing an indebtedness of the World Omni Master Owner Trust, the corpus of which consists of wholesale dealer floor plan receivables (collectively, the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing agreements (collectively, the "Accounts") of World Omni Financial Corp., a Florida corporation (the "Servicer"). This Note (defined below) does not represent any interest in, or recourse obligation of, WODFI LLC, a Delaware Limited Liability Company and wholly-owned subsidiary of the Servicer, the Servicer or any affiliate thereof.

     This Series 2003-VFN-B Asset Backed Note, (this "Series 2003-VFN-B Note" or this "Note") evidences the indebtedness of WORLD OMNI MASTER OWNER TRUST (the
"Issuer") to [                ], as Agent (the "Agent" and together with any
future assignee hereof, the "Series 2003-VFN-B Holder") for the investors under the Note Purchase Agreement dated as of January 15, 2003 among the Agent, the Issuer and various other parties thereto. This Note was created pursuant to an Amended and Restated Indenture (the "Indenture"; such term to include any amendment or Supplement thereto) dated as of April 6, 2000, between the Issuer and BNY Midwest Trust Company, the Indenture Trustee (the "Indenture Trustee"), and the Series 2003-VFN-B Supplement (the "Series 2003-VFN-B Supplement") thereto, dated as of January 15, 2003, between the Issuer and the Indenture

Trustee. Capitalized terms used and not otherwise defined herein are used as defined in the Series 2003-VFN-B Supplement.

     This Note is issued under, and is subject to, the terms and conditions of the Indenture to which, as amended and supplemented from time to time, this Series 2003-VFN-B Holder by virtue of the acceptance hereof is bound.

     The Issuer has entered into the Indenture and the Note has been (or will be) issued with the intention that the Note will qualify under applicable tax law as indebtedness. Each Series 2003-VFN-B Holder, by the acceptance of its Note, agrees to treat the Notes as indebtedness for all Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measures by income.

     This Note evidences the Funded Amount (as defined in the Series 2003-VFN-B Supplement) made by the Series 2003-VFN-B Holder hereof that is from time to time outstanding. The Series 2003-VFN-B Holder hereof shall and is hereby authorized to record on the grid attached to this Note (or at such holder's option, in its internal books and records) the date and amount of each Incremental Funding made by it, the amount of each repayment of the principal amount represented by this Note and any reductions to the Maximum Funded Amount of this Note made pursuant to the Note Purchase Agreement; provided, however, that failure to make any such recordation on the grid or records or any error in the grid or records shall not adversely affect the Series 2003-VFN-B Holder's rights with respect to its interest in the assets of the Issuer and its right to receive Monthly Interest in respect of the outstanding principal amount of all Incremental Fundings made by the purchasers.

     Unless the Certificate of Authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse side hereof or be valid for any purpose.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to any jurisdiction's conflict of laws provisions).

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

                                                WORLD OMNI MASTER OWNER TRUST by
                                                Chase Manhattan Bank USA,
                                                National Association, not in its
                                                individual capacity but solely
                                                as Owner Trustee

                                                By:_____________________________
                                                   Name:
                                                   Title:



Dated:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and described and referred to in the within-mentioned Indenture and Series Supplement.

                                                BNY MIDWEST TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Indenture Trustee

                                                By:_____________________________
                                                   Authorized Officer

Dated:

                                   ASSIGNMENT

Social Security or other identifying number of assignee




     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                    _________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

                       INCREMENTAL FUNDINGS AND REPAYMENTS

                  Incremental     Outstanding       Maximum
                  -----------     -----------       -------
 Amount Repaid   Funded Amount   Funded Amount   Funded Amount   Date of Funding
 -------------   -------------   -------------   -------------   ---------------

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                                                                       EXHIBIT B

                           WORLD OMNI FINANCIAL CORP.
                          WORLD OMNI MASTER OWNER TRUST
                                SERIES 2003-VFN-B
                     FORM OF MONTHLY PAYMENT DATE STATEMENT

                                                                       EXHIBIT C

                           Series 2003-VFN-B Accounts

Reserve Fund for the World Omni Master Owner Trust, Series 2003-VFN-B a/c #

Principal Funding Account for World Omni Master Owner Trust, Series 2003-VFN-B a/c #

                                       C-1